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                   CONTINENTAL AIRLINES, INC.,
                              Issuer


                               and


                      BANKERS TRUST COMPANY,
                             Trustee










                   FIRST SUPPLEMENTAL INDENTURE
                    Dated as of July ___, 1996




       Supplemental to Indenture dated as of March 26, 1996



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           FIRST SUPPLEMENTAL INDENTURE dated as of July ___,
1996 (this "Supplemental Indenture"), made and entered into by and between Continental Airlines, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 2929 Allen Parkway, Houston, Texas 77019 (herein called the "Company"), and Bankers Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee") supplementing the indenture dated as of March 26, 1996 (such Indenture as supplemented to the date hereof, the "Indenture") between the Company and the Trustee.

                             RECITALS

           WHEREAS Section 8.1 of the Indenture provides that the Company and Trustee may enter into one or more indentures supplemental to the Indenture without the consent of any Securityholder to, among other things, make any provision with respect to matters or questions arising under the Indenture as the Company and the Trustee may deem necessary, provided such action does not adversely affect the interests of the Holders of the Securities or coupons; and

           WHEREAS Section 10.12 of the Indenture provides that holders of Registered Securities and Class B Common Stock issuable upon conversion thereof shall be entitled to the benefits of a Registration Rights Agreement, dated as of March 26, 1996, between the Company and Goldman Sachs International (the "Registration Rights Agreement"), which Registration Rights Agreement provides that the Company shall file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Registered Securities and the Class B Common Stock issuable upon conversion thereof; and

           WHEREAS in order for the Shelf Registration Statement to be declared effective by the Commission, the Indenture must be qualified under the Trust Indenture Act of 1939, as amended (the
"Trust Indenture Act"); and

           WHEREAS certain amendments to the Indenture are required to qualify the Indenture under the Trust Indenture Act;
and

           WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

           WHEREAS the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make this Supplemental Indenture a


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valid agreement of the Company, in accordance with its terms:

           NOW, THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSETH:

           For and in consideration of the premises set forth herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

           1. The Indenture is hereby amended by adding the following reconciliation and tie to the Trust Indenture Act, but such reconciliation and tie shall not be deemed for any purpose to be a part of the Indenture.

           Certain Sections of this Indenture relating to
                      Sections 310 through 318
                 of the Trust Indenture Act of 1939:



Trust Indenture Act                              Indenture Section
Section

ss.310(a)(1)             .....................   6.8
    (a)(2)               .....................   6.8
    (a)(3)               .....................   Not Applicable
    (a)(4)               .....................   Not Applicable
    (b)                  .....................   6.13
                         .....................   6.9
ss.311(a)                 .....................   6.14
    (b)                  .....................   6.14
ss.312(a)                .....................   15.1
                                                 15.2(a)
    (b)                  .....................   15.2(b)
    (c)                  .....................   15.2(c)
ss.313(a)                 .....................   15.3(a)
    (a)(4)               .....................   1.1
                         .....................   10.9
    (b)                  .....................   15.3(a)
    (c)                  .....................   15.3(a)
    (d)                  .....................   15.3(b)
ss.314(a)                 .....................   15.4
    (b)                  .....................   Not Applicable
    (c)(1)               .....................   1.2
    (c)(2)               .....................   1.2
    (c)(3)               .....................   Not Applicable
    (d)                  .....................   Not Applicable
    (e)                  .....................   1.2
ss.315(a)                 .....................   6.1
    (b)                  .....................   6.2
    (c)                  .....................   6.1
    (d)                  .....................   6.1
    (e)                  .....................   5.14
ss.316(a)                .....................   1.1
    (a)(1)(A)            .....................   5.2



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                                                 5.12
    (a)(1)(B)            .....................   5.13
    (a)(2)               .....................   Not Applicable
    (b)                  .....................   5.8
    (c)                  .....................   1.4(g)
ss.317(a)(1)              .....................   5.3
    (a)(2)               .....................   5.4
    (b)                  .....................   10.3
ss.318(a)                .....................   1.13




           2. Section 1.1 of the Indenture is hereby amended by substituting the following definition for the definition of such term in Section 1.1:

           "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

           3. Section 1.1 of the Indenture is hereby amended by adding the following definition:

           "Trust Indenture Act" means the Trust Indenture Act of
1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust
Indenture Act of 1939 is amended after such date, "Trust
Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

           4. Section 1.4 of the Indenture is hereby amended by adding a new clause (g) as follows and by relettering clauses (g) and (h) as (h) and (i), respectively:

           (g) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to
Section 15.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to


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give or take, or vote on, the relevant action.

           5. Article One of the Indenture is hereby amended by adding a new section 1.13 as follows:

           SECTION 1.13.  Conflict with Trust Indenture Act.

                If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

           6. Article Six of the Indenture is hereby amended by adding new sections 6.13 and 6.14 as follows:

           SECTION 6.13  Disqualification; Conflicting Interests.

                If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interests or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

           SECTION 6.14  Preferential Collection of Claims Against
Company.

                If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

           7. Article Fifteen of the Indenture is hereby amended by replacing in its entirety Section 15.2 and by adding new sections 15.3 and 15.4 as follows:


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           SECTION 15.2.  Preservation of Information;
Communication to Holders.

                (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 15.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 15.1 upon receipt of a new list so furnished.

                (b) After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

           SECTION 15.3.  Reports by Trustee.

                (a) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                (b) After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

           SECTION 15.4.  Reports by Company.

                After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


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           8. For all purposes of the Indenture and this
Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           a. the terms defined in this Supplemental Indenture have the meanings assigned to them in this Supplemental
Indenture;

           b. the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular
Article, Section or other subdivision; and

           c. capitalized terms used but not defined herein are used as they are defined in the Indenture.

           9. All covenants and agreements in this Supplemental
Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

           10. Except as otherwise provided herein, the Indenture shall remain in full force and effect in accordance with its terms.

           11. In case any provision in this Supplemental
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           12. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

           13. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of the Securities and coupons, any benefit or any legal or equitable right, remedy or claim under this Supplemental
Indenture.

           14.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES
OF CONFLICTS OF LAWS.

           15. This Supplemental Indenture shall be deemed to be incorporated in, and made a part of the Indenture, and the Indenture, as supplemented hereby is in all respects ratified and confirmed, and shall be read, taken and construed as one and the same instrument.

           16.  The Trustee assumes no duties, responsibilities or


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liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

           17. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.




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           In WITNESS WHEREOF, the parties hereto have caused
this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                               CONTINENTAL AIRLINES, INC.


                               By:___________________________
                              Name:
                              Title:



Attest:___________________________
Name:
Title:

                               BANKERS TRUST COMPANY, as Trustee


                               By:____________________________
                              Name:
                              Title:

Attest:___________________________
Name:
Title: